                      AMENDMENT TO PARTICIPATION AGREEMENT

The Amended and Restated Participation Agreement dated as of May 1, 2000, by and among OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMERFUNDS, INC. and COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY (formerly known as ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY (the "Agreement"), as amended May 1, 2002, is hereby further amended as follows:

     Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with the Schedules A and B attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: August 28, 2007

OPPENHEIMER VARIABLE ACCOUNT FUNDS


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

OPPENHEIMERFUNDS, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

COMMONWEALTH ANNUITY AND
LIFE INSURANCE COMPANY


By: /s/ Michael A. Reardon
    ---------------------------------
Name: Michael A. Reardon
Title: President and CEO

                                   SCHEDULE A

                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

                             VARIABLE LIFE PRODUCTS
---------------------------------------------------------------------------
SEPARATE ACCOUNT                   PRODUCT NAME      1933 ACT #  1940 ACT #
----------------------------  ---------------------  ----------  ----------
FUVUL                          ValuePlus Assurance    333-93031   811-09731
                                  (First Union)

IMO                             Select Life Plus      333-84879   811-09529
                                VUL 2001 (Agency)

IMO                           VUL 2001 Survivorship   333-90995   811-09529

SPVL                              Select SPL II       333-84306   811-08859

                         VARIABLE ANNUITY PRODUCTS
---------------------------------------------------------------------------
SEPARATE ACCOUNT                   PRODUCT NAME      1933 ACT #  1940 ACT #
----------------------------  ---------------------  ----------  ----------
VA-K                            ExecAnnuity Plus       33-39702    811-6293
                               Allmerica Advantage

VA-K                           Immediate Advantage    333-81861    811-6293

VA-K                             Agency C-Shares      333-38274    811-6293
                                (Premier Choice)

Commonwealth Annuity Select      Select Resource       33-47216    811-6632

Commonwealth Annuity Select      Select Charter       333-63093    811-6632

Commonwealth Annuity Select       Select Reward       333-78245    811-6632

Commonwealth Annuity Select      Select Acclaim       333-92115    811-6632

Commonwealth Annuity
   Separate Account A            Preferred Plus      333-141019   811-22024

Commonwealth Annuity
   Separate Account A             Advantage IV       333-141045   811-22024

                                   SCHEDULE B

                PORTFOLIOS OF OPPENHEIMER VARIABLE ACCOUNT FUNDS

                       Oppenheimer Mid-Cap Growth Fund/VA
                         Oppenheimer Main Street Fund/VA
                Oppenheimer Main Street Small Cap Growth Fund/VA
                       Oppenheimer Strategic Bond Fund/VA

                                 SERVICE SHARES

                        Oppenheimer Balanced Fund/VA Svc
                  Oppenheimer Capital Appreciation Fund VA Svc
                    Oppenheimer Global Securities Fund VA Svc
                       Oppenheimer High Income Fund VA Svc
                       Oppenheimer Main Street Fund VA Svc
                  Oppenheimer Main Street Small Cap Fund/VA Svc
                     Oppenheimer Strategic Bond Fund/VA Svc